Exhibit 10.2

EXECUTION VERSION

SECOND AMENDED AND RESTATED
GUARANTEE AND COLLATERAL AGREEMENT

dated as of

November 13, 2007

and amended and restated as of

February 29, 2012

among

WINDY CITY INVESTMENTS, INC.,

NUVEEN INVESTMENTS, INC.,

the domestic Subsidiaries of NUVEEN INVESTMENTS. INC.
from time to time party hereto,

DEUTSCHE BANK AG NEW YORK BRANCH,
as First-Lien Collateral Agent and

DEUTSCHE BANK AG NEW YORK BRANCH,
as Second-Lien Collateral Agent

i

Table of Contents

(continued)

SCHEDULES

Schedule I	—	Subsidiary Guarantors
Schedule II	—	Equity Interests; Pledged Debt Securities
Schedule III	—	Intellectual Property
Schedule IV	—	Offices for UCC Filings
Schedule V	—	UCC Information
Schedule VI	—	Deposit Accounts and Securities Accounts

EXHIBITS

Exhibit A	—	Form of Supplement

ii

SECOND AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT dated as of November 13, 2007 and amended and restated as of February 29, 2012 (this “Agreement”), among WINDY CITY INVESTMENTS, INC., a Delaware corporation (“Holdings”), NUVEEN INVESTMENTS, INC., a Delaware corporation (the “Company”), the subsidiaries of the Borrower (such term and each other capitalized term used but not defined in this introductory paragraph or the preliminary statement below having the meaning given or ascribed to it in Article I) from time to time party hereto and DEUTSCHE BANK AG NEW YORK BRANCH, as first-lien collateral agent (in such capacity and including permitted successors and assigns, the “First-Lien Collateral Agent”) and as second-lien collateral agent (in such capacity and including permitted successors and assigns, the “Second-Lien Collateral Agent”).

PRELIMINARY STATEMENT

Reference is made to the Credit Agreement dated as of November 13, 2007, as amended as of July 28, 2009, as amended and restated as of December 31, 2010, as further amended as December 30, 2011 and as further amended and restated as of the date hereof (as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Holdings, the Borrower, the lenders from time to time party thereto (the “Lenders”) and Deutsche Bank AG New York Branch, as administrative agent (in such capacity and including permitted successors and assigns, the “Administrative Agent”), as First-Lien Collateral Agent and as Second-Lien Collateral Agent.

The Lenders and each Issuing Bank have agreed to extend credit to the Borrower, in each case pursuant to, and upon the terms and conditions specified in, the Credit Agreement.  The Hedge Creditors have agreed (or may in the future agree) to enter into Hedging Obligations with one or more Loan Parties.  The Cash Management Creditors have agreed (or may in the future agree) to enter into Cash Management Obligations with one or more Loan Parties.  The obligations of the Lenders and each Issuing Bank to extend credit to the Borrower, the agreement of the Hedge Creditors to enter into and maintain Hedging Obligations with one or more Loan Parties and the agreement of the Cash Management Creditors to enter into and maintain Cash Management Obligations with one or more Loan Parties are, in each case, conditioned upon, among other things, the execution and delivery of this Agreement by each Borrower and each Guarantor.  Each Guarantor is an affiliate of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and from the entering into and/or maintaining of such Hedging Obligations and/or maintaining of such Cash Management Obligations and is willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Banks to extend such credit, the Hedge Creditors to enter into and maintain such Hedging Obligations and the Cash Management Creditors to enter into and maintain such Cash Management Obligations.  Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.01.  Credit Agreement.  (a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings set forth in the Credit Agreement.  All capitalized terms defined in the New York UCC (as such term is defined herein) and not defined in this Agreement have the meanings specified therein.  All references to the Uniform Commercial Code shall mean the New York UCC unless the context requires otherwise; the term “Instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b)                                 The rules of construction specified in Sections 1.02, 1.05, 1.06, 1.07 and 1.11 of the Credit Agreement also apply to this Agreement.

Section 1.02.  Other Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” shall mean any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“Administrative Agent” shall have the meaning assigned to such term in the preliminary statement.

“After-Acquired Intellectual Property” shall have the meaning assigned to such term in Section 3.06(e).

“Agreement” shall have the meaning assigned to such term in the preamble.

“Bankruptcy Default” shall mean an Event of Default of the type described in Sections 7.01(g) and (h) of the Credit Agreement.

“Borrower” shall mean the Company.

“Cash Collateral Account” shall mean a non-interest bearing cash collateral account maintained with, and in the sole dominion and control of, the Collateral Agents for the benefit of the Secured Parties into which shall be deposited cash collateral in respect of Letters of Credit.

“Cash Management Creditor” shall mean (i) each First-Lien Lender or any affiliate thereof (even if the respective First-Lien Lender subsequently ceases to be a First-Lien Lender under the Credit Agreement for any reason) party to a Cash Management Agreement with any Loan Party and (ii) the respective successors and assigns of each such First-Lien Lender, affiliate or other financial institution referred to in clause (i) above; provided that any such obligations of any Loan Party owing to a First-Lien Lender or an affiliate thereof shall only constitute “Cash Management Obligations” hereunder at the option of the Borrower.

“Cash Management Obligations” shall mean (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon and all interest that accrues after the commencement of any Insolvency Proceeding at the rate provided for in the respective Cash Management Agreement, whether or not a claim for post-petition interest is allowed in any such Insolvency Proceeding) of each Loan Party owing to the Cash Management Creditors, now existing or hereafter incurred under, arising out of or in connection with each Cash Management Agreement (including all such obligations and indebtedness under any guarantee to which each Loan Party is a party) and (ii) the due performance and compliance by each Loan Party with the terms, conditions and agreements of each Cash Management Agreement; provided that any such obligations of any Loan Party owing to any First-Lien Lender or an affiliate of a First-Lien Lender shall only constitute “Cash Management Obligations” hereunder solely at the option of such Loan Party.

“Claiming Guarantor” shall have the meaning assigned to such term in Section 5.02.

“Client” of a Person shall mean any other Person to which such Person or any of its Affiliates provides investment management or investment advisory services, including any sub-advisory services, relating to securities or other financial instruments, commodities, real estate or any other type of asset, pursuant to an Investment Advisory Contract.

“Collateral” shall mean the First-Lien Collateral and the Second-Lien Collateral.

“Collateral Agents” shall mean the First-Lien Collateral Agent and the Second-Lien Collateral Agent.

“Commodity Exchange Act” shall have the meaning assigned to such term in the Credit Agreement.

“Company” shall have the meaning assigned to such term in the preamble.

“Contributing Guarantor” shall have the meaning assigned to such term in Section 5.02.

“Controlling Collateral Agent” shall mean (i) at all times period prior to the Discharge of First-Lien Obligations, the First-Lien Collateral Agent and (ii) from and after the Discharge of First-Lien Obligations, the Second-Lien Collateral Agent.

“Copyright License” shall mean any written agreement, now or hereafter in effect, granting any right to any third person (other than an agreement with any Person who is an affiliate or a subsidiary of the Borrower or such Grantor) under any Copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

“Copyrights” shall mean all of the following now owned or hereafter acquired by any Grantor:  (a) all copyright rights in any work subject to the copyright laws of the United States, whether as author, assignee, transferee or otherwise, (b) all registrations and applications for registration of any such copyright in the United States, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office (or any successor office), including those copyrights listed on Schedule III, and (c) all causes of action arising prior to or after the date hereof for infringement of any Copyright or unfair competition regarding the same.

“Credit Agreement” shall have the meaning assigned to such term in the preliminary statement.

“Domain Names” shall mean all Internet domain names and associated URL addresses in or to which any Grantor now owns or hereafter acquires.

“Excluded Accounts” shall mean (i) any Deposit Account or Securities Account used solely for funding payroll, pension contributions, segregating payroll taxes or employee benefits, (ii) fiduciary or trust Deposit Accounts or Securities Accounts, (iii) any petty cash Deposit Account or Securities Account that does not have a cash balance at any time exceeding $25,000 so long as the aggregate of all such petty cash Deposit Accounts or Securities Accounts that are not subject to a “control agreement” as provided in Section 3.04(e) hereof do not have cash balances at any time exceeding $225,000 and (iv) for the avoidance of doubt, Deposit Accounts and Securities Accounts used solely for holding Seed Capital Investments or which constitute Investment Vehicles.

“Excluded Collateral” shall mean:

(a)                                 all motor vehicles and other assets the perfection of a security interest in which is excluded from the UCC in the relevant jurisdiction;

(b)                                 any General Intangible or other rights arising under contracts, Instruments, licenses, license agreements (including Licenses) or other documents, to the extent (and only to the extent) that (x) the grant of a security interest would (i) constitute a violation of a restriction in favor of a third party on such grant, unless and until any required consents shall have been obtained, (ii) give any other party the right to terminate its obligations thereunder, or (iii) violate any law, provided, however, that (1) any portion of any such General Intangible or other right shall cease to constitute Excluded Collateral pursuant to this clause (b) at the time and to the extent that the grant of a security interest therein does not result in any of the consequences specified above and (2) the limitation set forth in this clause (b) above shall not affect, limit, restrict or impair the grant by a Grantor of a security interest pursuant to this Agreement in any such General Intangible or other right, to the extent that an otherwise applicable prohibition or restriction on such grant is rendered ineffective by any applicable law, including the New York UCC and (y) constitutes an Investment Adviser Contract;

(c)                                  any Letter of Credit Rights;

(d)                                 as to which the Controlling Collateral Agent and the Borrower reasonably determine that the costs of obtaining a security interest in any specifically identified assets or category of assets (or perfecting the same) are excessive in relation to the benefit to the Secured Parties of the security afforded thereby;

(e)                                  Equipment owned by any Grantor on the date hereof or hereafter acquired that is subject to a Lien securing a purchase money obligation or Capitalized Lease Obligation permitted to be incurred pursuant to the Credit Agreement, for so long as the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money obligation or Capitalized Lease Obligation) validly prohibits the creation of any other Lien on such Equipment;

(f)                                   any interest in joint ventures and non-wholly owned subsidiaries which cannot be pledged without the consent of one or more third parties or such pledge is otherwise prohibited by such Person’s organizational documents or documents related thereto or other agreements permitted by the Loan Documents relating to such joint ventures and non-wholly owned subsidiaries;

(g)                                  applications filed in the United States Patent and Trademark Office to register trademarks or service marks on the basis of any Grantor’s “intent to use” such trademarks or service marks unless and until the filing of a “Statement of Use” or “Amendment to Allege Use” has been filed and accepted, whereupon such applications shall be automatically subject to the Lien granted herein and deemed included in the Collateral;

(h)                                 all assets subject to a certificate of title statute, Farm Products and As Extracted Collateral;

(i)                                     any property or assets to the extent that such grant of a security interest is prohibited by any Requirements of Law of a Governmental Authority, requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise or relating to such property or, in the case of any Investment Property or any Pledged Security, any applicable shareholder or similar agreement, except to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law;

(j)                                    any Commercial Tort Claim;

(k)                                 any assets to the extent a security interest in such assets would result in adverse tax consequences as reasonably determined by the Borrower;

(l)                                     Equity Interests in Unrestricted Subsidiaries, Immaterial Subsidiaries, captive insurance companies, Broker-Dealer Subsidiaries;

(m)                             any Capital Stock (as defined in the Existing Notes Documentation) of any Significant Subsidiary of the Company or the Borrower that is owned, directly or indirectly, by the Company or the Borrower or any of their subsidiaries, in each case whether owned on the date hereof or thereafter acquired, or any interest therein or any income or profits therefrom (including, without limitation, dividends or distributions);

(n)                                 any real property leasehold interests;

(o)                                 all tax, payroll, employee benefit, fiduciary and trust accounts;

(p)                                 any direct Proceeds (or, in the case of clause (m) above, any indirect or direct Proceeds, including, in any event, distributions and dividends in respect thereof), substitutions or replacements of any of the foregoing, but only to the extent such Proceeds, substitutions or replacements would otherwise constitute Excluded Collateral.

Furthermore, any assets or property constituting “Excluded Collateral” are expressly excluded from each term used in the definition of Collateral (and any component definition thereof).

“Excluded Swap Obligation” shall have the meaning assigned to such term in the Credit Agreement.

“Federal Securities Laws” shall have the meaning assigned to such term in Section 4.05.

“First-Lien Collateral” shall have the meaning assigned to such term in Section 3.01.

“First-Lien Collateral Agent” shall have the meaning assigned to such term in the preamble.

“First-Lien Loan Document Obligations” shall mean the First-Lien Obligations (as defined in the Credit Agreement).

“First-Lien Obligations” shall mean (a) the First-Lien Loan Document Obligations, (b) the due and punctual payment of all Hedging Obligations of each Loan Party owing to a Hedge Creditor, and (c) the due and punctual payment of all Cash Management Obligations of each Loan Party owing to a Cash Management Creditor, in each case, whether outstanding on the date hereof or arising from time to time following the date of this Agreement; provided that in no circumstances shall Excluded Swap Obligations constitute First-Lien Obligations.

“First-Lien Secured Parties” shall mean (a) the First-Lien Lenders, (b) the Administrative Agent, (c) the First-Lien Collateral Agent, (d) the Issuing Banks, (e) each Hedge Creditor, (f) each Cash Management Creditor, (g) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document in connection with its First-Lien Obligations thereunder and (h) the permitted successors and assigns of each of the foregoing.

“First-Lien Security Interest” shall have the meaning assigned to such term in Section 3.01.

“Fraudulent Conveyance” shall have the meaning assigned to such term in Section 2.01.

“Grantors” shall mean Holdings, the Borrower and the Guarantors.

“Guarantor” shall mean any of the following:  (a) the Subsidiaries identified on Schedule I hereto as Guarantors and (b) each other subsidiary that becomes a party to this Agreement as a Guarantor after the Closing Date, excluding (i) any Excluded Subsidiary and (ii) any Foreign Subsidiary.

“Hedge Creditor” shall mean (i) each First-Lien Lender or any affiliate thereof (even if the respective First-Lien Lender subsequently ceases to be a First-Lien Lender under this Agreement for any reason) party to a Hedging Agreement with any Loan Party and (ii) the respective successors and assigns of each such First-Lien Lender, affiliate or other financial institution referred to in clause (i) above. .

“Hedging Obligations” shall mean, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer of mitigation of interest rate, currency risks or commodity either generally or under specific contingencies.

“Holdings” shall have the meaning assigned to such term in the preamble.

“Intellectual Property” shall mean all intellectual and similar property of any Grantor of every kind and nature now owned or hereafter acquired by such Grantor, including all of the following that are owned or hereafter acquired by such Grantor (i) Patents, Copyrights, Licenses, Trademarks, (ii) trade secrets, confidential or proprietary technical and business information, know how and databases and all other proprietary information, (iii) Domain Names, and (iv) all improvements to any of the foregoing.

“Investment Adviser Contract” shall mean any written contract, agreement, commitment, or other instrument or obligation, under which a Person acts as an investment adviser or sub-adviser to, or manages any investment or trading account of, any Client to the extent such contract, agreement, commitment, or other instrument or obligation is regulated by any Governmental Authority.

“Investment Property” shall mean (a) all “investment property” as such term is defined in the New York UCC (other than Excluded Collateral) and (b) whether or not constituting “investment property” as so defined, all Pledged Debt Securities and Pledged Stock.

“License” shall mean any Patent License, Trademark License, Copyright License or other license or sublicense agreement relating to Intellectual Property to which any Grantor is a party.

“Loan Documents” shall mean the Credit Agreement, each Security Document and each other Loan Document that evidences or governs any Obligations.

“Loans” shall mean all Loans under, and as defined in, the Credit Agreement.

“New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations” shall mean the First-Lien Obligations and the Second-Lien Obligations, in each case, whether outstanding on the date hereof or arising from time to time following the date of this Agreement.

“Patent License” shall mean any written agreement, now or hereafter in effect, granting to any third person (other than an agreement with any Person who is an affiliate or a subsidiary of the Borrower or such Grantor) any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a patent, now or hereafter owned by any third person, is in existence, and all rights of any Grantor under any such agreement.

“Patents” shall mean all of the following now owned or hereafter acquired by any Grantor:  (a) all letters patent of the United States, all registrations and recordings thereof, and all applications for letters patent of the United States, including registrations, recordings and pending applications in the United States Patent and Trademark Office (or any successor), including those listed on Schedule III, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Permitted Liens” shall mean with respect to the Obligations, all “Permitted Liens” as such term is defined in the Credit Agreement.

“Pledged Collateral” shall mean (a) the Pledged Stock, (b) the Pledged Debt Securities, (c) subject to Section 3.05, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (a) and (b) above, (d) subject to Section 3.05, all rights of such Grantor with respect to the securities and other property referred to in clauses (a), (b) and (c) above and (e) all Proceeds of any of the foregoing.

“Pledged Debt Securities” shall mean (a) the debt securities and promissory notes held by any Grantor on the date hereof (including all such debt securities and promissory notes listed opposite the name of such Grantor on Schedule II), (b) any debt securities or promissory notes in the future issued to such Grantor and (c) any other instruments evidencing the debt securities described above, if any.

“Pledged Securities” shall mean any promissory notes, stock certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Pledged Stock” shall mean (a) (i) the Equity Interests owned by any Grantor on the date hereof (including all such Equity Interests listed on Schedule II) and (ii) thereafter, any other Equity Interest obtained in the future by such Grantor, in the case of each of clauses (i) and (ii), to the extent that the same do not constitute Excluded Collateral, and (b) the certificates, if any, representing all such Equity Interests.

“Qualified ECP Guarantor” shall mean, in respect of any Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Requirement of Law” shall mean, as to any Person, the certificate of incorporation and by-laws or such other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“SEC” shall mean the United States Securities and Exchange Commission and any successor thereto.

“Second-Lien Collateral” shall have the meaning assigned to such term in Section 3.01.

“Second-Lien Collateral Agent” shall have the meaning assigned to such term in the preamble.

“Second-Lien Obligations” shall mean the Second-Lien Obligations (as defined in the Credit Agreement).

“Second-Lien Secured Parties” shall mean (a) the Second-Lien Term Loan Lenders, (b) the Administrative Agent, (c) the Second-Lien Collateral Agent, (d) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document in connection with its Second-Lien Obligations thereunder and (e) the permitted successors and assigns of each of the foregoing.

“Second-Lien Security Interest” shall have the meaning assigned to such term in Section 3.01.

“Secured Parties” shall mean the First-Lien Secured Parties and the Second-Lien Secured Parties.

“Security Interest” shall mean the First-Lien Security Interest and the Second-Lien Security Interest.

“Significant Subsidiary” shall mean each “significant subsidiary” as defined in the Existing Notes Documentation.

“Swap Obligation” shall have the meaning assigned to such term in the Credit Agreement.

“Termination Date” shall mean the date upon which all Commitments have terminated, no Letters of Credit are outstanding (or if Letters of Credit remain outstanding, as to which an L/C Backstop exists), and the Loans and L/C Exposure, together with all interest, Fees and other non-contingent Obligations, have been paid in full in cash.

“Trademark License” shall mean any written agreement, now or hereafter in effect, granting to any third person (other than an agreement with any Person who is an affiliate or a subsidiary of the Borrower or such Grantor) any right to use any trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any trademark now or hereafter owned by any third person, and all rights of any Grantor under any such agreement.

“Trademarks” shall mean all of the following now owned or hereafter acquired by any Grantor:  (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office (or any successor office), and all extensions or renewals thereof, including those registrations and applications listed on Schedule III, (b) all goodwill associated therewith or symbolized thereby, (c) all other assets, rights and interests that uniquely reflect or embody such goodwill and (d) all causes of action arising prior to or after the date hereof for infringement of any trademark or unfair competition regarding the same.

“ULC Shares” means Pledged Stock which consist of shares in the Equity Interests of any entity which is an unlimited company.

“unlimited company” means an unlimited company incorporated or otherwise existing under the Companies Act (Nova Scotia).

ARTICLE II

Guarantee

Section 2.01.  Guarantee.  Each Guarantor absolutely, irrevocably and unconditionally guarantees to the First-Lien Secured Parties, jointly with the other Guarantors (other than the Borrower) and severally, as a primary obligor and not merely as a surety, the due and punctual payment of the First-Lien Obligations.  Each Guarantor absolutely, irrevocably and unconditionally guarantees to the Second-Lien Secured Parties, jointly with the other Guarantors (other than the Borrower) and severally, as a primary obligor and not merely as a surety, the due and punctual payment of the Second-Lien Obligations. Each Guarantor (other than the Borrower) further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation.  Each Guarantor waives (to the extent permitted by applicable law) presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any Obligation, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

Notwithstanding any provision of this Agreement to the contrary, it is intended that this Agreement, and any Liens granted hereunder by each Guarantor to secure the obligations and liabilities arising pursuant to this Agreement, not constitute a “Fraudulent Conveyance” (as defined below).  Consequently, each Guarantor agrees that if this Agreement, or any Liens securing the obligations and liabilities arising pursuant to this Agreement, would, but for the application of this sentence, constitute a Fraudulent Conveyance, this Agreement and each such Lien shall be valid and enforceable only to the maximum extent that would not cause this Agreement or such Lien to constitute a Fraudulent Conveyance, and this Agreement shall automatically be deemed to have been amended accordingly at all relevant times.  For purposes hereof, “Fraudulent Conveyance” means a fraudulent conveyance or fraudulent transfer under Section 548 of the Bankruptcy Code or a fraudulent conveyance or fraudulent transfer under the provisions of any applicable fraudulent conveyance or fraudulent transfer law or similar law of any state, nation or other governmental unit, as in effect from time to time.

Section 2.02.  Guarantee of Payment.  Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due and payable and not of collection, and waives any right (except such as shall be required by applicable law and cannot be waived) to require that any resort be had by the Collateral Agents or any other Secured Party to any security held for the payment of the First-Lien Obligations or Second-Lien Obligations, as applicable, or to any balance of any Deposit Account, which shall in no event include tax, payroll, employee benefit, fiduciary or trust accounts, or credit on the books of the Collateral Agents or any other Secured Party in favor of the Borrower or any other Person.

Section 2.03.  No Limitations, Etc.

(a)                                 Except for termination of a Guarantor’s obligations hereunder as expressly provided in Section 7.14, to the extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the First-Lien Obligations or Second-Lien Obligations, as applicable, or otherwise (other than the defense of payment of the First-Lien Obligations, to the extent of such payment, or Second-Lien Obligations, as applicable).  To the extent permitted by applicable law, without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of any Collateral Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document (other than pursuant to the terms of a waiver, amendment, modification or release of this Agreement in accordance with the terms hereof) or any other agreement, including with respect to the release of any other Guarantor under this Agreement and so long as any such amendment, modification or waiver of any Loan Document is made in accordance with Section 9.08 of the Credit Agreement, (iii) the release of, or any impairment of or failure to perfect any Lien on or security interest in, any security held by any Collateral Agent or any other Secured Party for the First-Lien Obligations or Second-Lien Obligations, as applicable, or any of them, (iv) any default, failure or delay, willful or otherwise, in the performance of the Obligations, or (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the occurrence of the Termination Date or payment of the Obligations, to the extent of such payment).  Each Guarantor expressly authorizes the Collateral Agents, in accordance with the Credit Agreement, the other Loan Documents and applicable law, to take and hold security for the payment and performance of the Obligations to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in its sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of any Guarantor hereunder.

(b)                                 To the fullest extent permitted by applicable law, each Guarantor waives any defense (other than the defense of payment of the First-Lien Obligations, or Second-Lien Obligations, as applicable, to the extent of such payment) based on or arising out of any defense of the Borrower or any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Party, other than the occurrence of the Termination Date.  The Collateral Agents and the other Secured Parties may, in accordance with the Credit Agreement and applicable law, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations make any other accommodation with the Borrower or any other Loan Party or exercise any other right or remedy available to them against the Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Termination Date has occurred.  To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Loan Party, as the case may be, or any security.

Section 2.04.  Reinstatement.  Each Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof and solely to the extent of such payment, of any Obligation is rescinded or must otherwise be restored by any Collateral Agent or any other Secured Party upon the bankruptcy or reorganization of the Borrower, any other Loan Party or otherwise, notwithstanding the occurrence of the Termination Date.

Section 2.05.  Agreement To Pay; Subrogation.  In furtherance of the foregoing and not in limitation of any other right that any Collateral Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Obligation when and as the same shall become due and payable, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will promptly pay, or cause to be paid, to the Collateral Agents for distribution to the Secured Parties in cash the amount of such unpaid Obligation (in each case, other than payment of any contingent obligations) after written demand therefor.  Upon payment by any Guarantor of any sums to the Collateral Agents as provided above, all rights of such Guarantor against the Borrower or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article VI.

Section 2.06.  Information.  Each Guarantor assumes all responsibility for being and keeping itself reasonably informed of the Borrower’s and each other Loan Party’s financial condition and assets and of all other circumstances bearing upon the risk of nonpayment of the

Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that neither any Collateral Agent nor any other Secured Party will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

Section 2.07.  Keepwell.  Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of its obligations under the guaranty provided under this Article II in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 2.07 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2.07, or otherwise under the guaranty set forth in this Article II, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until a Discharge of First-Lien Obligations and a Discharge of Second-Lien Obligations (each such term as defined in the Credit Agreement).  Each Qualified ECP Guarantor intends that this Section 2.07 constitute, and this Section 2.07 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

ARTICLE III

Security Interests in Personal Property

Section 3.01.  Security Interest.

(a)                                 (i) As security for the payment in full of the First-Lien Obligations (other than contingent obligations), each Grantor hereby pledges to the First-Lien Collateral Agent, its permitted successors and assigns, for the ratable benefit of the First-Lien Secured Parties, and hereby grants to the First-Lien Collateral Agent, its permitted successors and assigns, for the ratable benefit of the First-Lien Secured Parties, a first-priority security interest (the “First-Lien Security Interest”) in all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (but excluding any Excluded Collateral, collectively, the “First-Lien Collateral”):

(i)                                     all Accounts;

(ii)                                  the Cash Collateral Account and all cash, securities, Instruments and other property deposited or required to be deposited therein;

(iii)                               all Chattel Paper;

(iv)                              all Documents;

(v)                                 all Equipment;

(vi)                              all General Intangibles;

(vii)                           all Goods;

(viii)                        all Instruments;

(ix)                              all Inventory;

(x)                                 all Investment Property;

(xi)                              all Intellectual Property;

(xii)                           all Pledged Collateral;

(xiii)                        all books and records pertaining to the Collateral;

(xiv)                       all Supporting Obligations;

(xv)                          all cash and cash equivalents, Securities Accounts and Deposit Accounts (subject to the limitations set forth in this Section 3.01(a)); and

(xvi)                       to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided that no Grantor shall be required at any time to pledge hereunder (a) more than 65% of the total combined voting power of all classes of voting Equity Interests of any direct Foreign Subsidiary or (b) any Equity Interests in an indirect Foreign Subsidiary.

Notwithstanding the foregoing, in no event shall (i) the Grantors be required to grant to the First-Lien Collateral Agent, for the benefit of the First-Lien Secured Parties, control (as defined in the New York UCC) (including, without limitation, obtaining any control agreements in respect thereof) with respect to any First-Lien Collateral except to the extent provided in Section 3.04(e) or (ii) any Capital Stock (as defined in the Existing Notes Documentation) of any Significant Subsidiary of the Company or the Borrower that is owned, directly or indirectly, by the Company or the Borrower or any of their subsidiaries, in each case, whether owned on the date hereof or thereafter acquired, or any interest therein or any income or profits therefrom (including, without limitation, dividends or distributions), or any proceeds, interest, income or profit (including, without limitation, dividends or distributions) obtained from any Capital Stock (as defined in the Existing Notes Documentation) of any Significant Subsidiary of the Company or the Borrower that is owned, directly or indirectly, by the Company or the Borrower or any of their subsidiaries, in each case, whether owned on the date hereof or thereafter acquired, or any interest therein or any income or profits therefrom (including, without limitation, distributions and dividends), constitute First-Lien Collateral for any purpose herein.

(ii) As security for the payment in full of the Second-Lien Obligations (other than contingent obligations), each Grantor hereby pledges to the Second-Lien Collateral Agent, its permitted successors and assigns, for the ratable benefit of the Second-Lien Secured Parties, and hereby grants to the Second-Lien Collateral Agent, its permitted successors and assigns, for the ratable benefit of the Second-Lien Secured Parties, a second-priority security interest (the “Second-Lien Security Interest”) in all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (but excluding any Excluded Collateral, collectively, the “Second-Lien Collateral”):

(i)                                     all Accounts;

(ii)                                  the Cash Collateral Account and all cash, securities, Instruments and other property deposited or required to be deposited therein;

(iii)                               all Chattel Paper;

(iv)                              all Documents;

(v)                                 all Equipment;

(vi)                              all General Intangibles;

(vii)                           all Goods;

(viii)                        all Instruments;

(ix)                              all Inventory;

(x)                                 all Investment Property;

(xi)                              all Intellectual Property;

(xii)                           all Pledged Collateral;

(xiii)                        all books and records pertaining to the Collateral;

(xiv)                       all Supporting Obligations;

(xv)                          all cash and cash equivalents, Securities Accounts and Deposit Accounts; (subject to the limitations set forth in this Section 3.01(a))and

(xvi)                       to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided that no Grantor shall be required at any time to pledge hereunder (a) more than 65% of the total combined voting power of all classes of voting Equity Interests of any direct Foreign Subsidiary or (b) any Equity Interests in an indirect Foreign Subsidiary.

Notwithstanding the foregoing, in no event shall (i) the Grantors be required to grant to the Second-Lien Collateral Agent, for the benefit of the Second-Lien Secured Parties, control (as defined in the New York UCC) (including, without limitation, obtaining any control agreements in respect thereof) with respect to any Second-Lien Collateral except to the extent provided in Section 3.04(e) or (ii) any Capital Stock (as defined in the Existing Notes Documentation) of any Significant Subsidiary of the Company or the Borrower that is owned, directly or indirectly, by the Company or the Borrower or any of their subsidiaries, in each case, whether owned on the date hereof or thereafter acquired, or any interest therein or any income or profits therefrom (including, without limitation, dividends or distributions), or any proceeds, interest, income or profit (including, without limitation, dividends or distributions) obtained from any Capital Stock (as defined in the Existing Notes Documentation) of any Significant Subsidiary of the Company or the Borrower that is owned, directly or indirectly, by the Company or the Borrower or any of their subsidiaries, in each case, whether owned on the date hereof or thereafter acquired, or any interest therein or any income or profits therefrom (including, without limitation, distributions and dividends), constitute Second-Lien Collateral for any purpose herein.

Notwithstanding anything herein to the contrary, the lien and security interest granted to the Second-Lien Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Second-Lien Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement, dated as of February 29, 2012 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Intercreditor Agreement”), by and among Deutsche Bank AG New York Branch, as First-Lien Collateral Agent, and Deutsche Bank AG New York Branch, as Second-Lien Collateral Agent and certain other Persons party or that may become party thereto from time to time.  In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement relating to priority of security interests, lien subordination or the application of proceeds of Collateral shall govern and control.

Without limiting the foregoing, it is the intention of the parties hereto that (and to the maximum extent permitted by law the parties hereto agree that) the First-Lien Obligations (and the grants of security and Liens in favor of the First-Lien Collateral Agent for the benefit of the First-Lien Secured Parties) constitute a separate and distinct class (and separate and distinct claims) from the Second-Lien Obligations (and the grants of security and Liens in favor of the Second-Lien Collateral Agent for the benefit of the Second-Lien Secured Parties) solely with respect to lien priority.

(b)                                 Subject to the terms of the Intercreditor Agreement, each Grantor hereby authorizes the Collateral Agents at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings) with respect to the Collateral or any part thereof and amendments thereto that (i) reasonably identifies the Collateral intended to be included and (ii) contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (x) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and (y) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Collateral relates.  Each Grantor agrees to provide such information to the Collateral Agents promptly upon written request.  Each Collateral Agent agrees, upon request by the Borrower and at its expense, to promptly furnish copies of such filings to the Borrower.

(c)                                  Subject to the terms of the Intercreditor Agreement, each Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) such documents as may be necessary for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the applicable Collateral Agent as secured party.  Each Collateral Agent agrees, upon request by the Borrower and at its expense, to promptly furnish copies of such filings to the Borrower.

(d)                                 The Security Interests are granted as security only and, except as otherwise required by applicable law, shall not subject any Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.  Nothing contained in this Agreement shall be construed to make any Collateral Agent or any other Secured Party liable as a member of any limited liability company or as a partner of any partnership, neither any Collateral Agent nor any other Secured Party by virtue of this Agreement or otherwise (except as referred to in the following sentence) shall have any of the duties, obligations or liabilities of a member of any limited liability company or as a partner in any partnership.  The parties hereto expressly agree that, unless any Collateral Agent shall become the owner of Pledged Collateral consisting of a limited liability company interest or a partnership interest pursuant hereto, this Agreement shall not be construed as creating a partnership or joint venture among any Collateral Agent, any other Secured Party, any Grantor and/or any other Person.

(e)                                  Without limiting clause (d) of this Section 3.01 and notwithstanding any provisions to the contrary contained in this Agreement or any other document or agreement among all or some of the parties hereto, each Grantor who has granted a security interest hereunder in ULC shares from time to time is the sole registered and beneficial owner of all Pledged Stock which are ULC shares and will remain so until such time as such ULC Shares are effectively transferred into the name of the Controlling Collateral Agent, any other Secured Party or any other Person on the books and records of the issuer of such pledged ULC shares.  Accordingly, such Grantor shall be entitled to receive and retain for its own account any dividends, property or other distributions, if any, in respect of such ULC shares (except insofar as the Grantor has granted a security interest in such dividends, property or other distributions, and any shares which are Stock shall be delivered to the Controlling Collateral Agent to hold as Pledged Collateral hereunder) and shall have the right to vote such ULC shares and to control the direction, management and policies of the issuer of such ULC Shares to the same extent as the Grantor would if such ULC shares were not pledged to the Controlling Collateral Agent pursuant hereto. Nothing in this Agreement or any other document or agreement among all or some of the parties hereto is intended to, and nothing in this Agreement, or any other document or agreement among all or some of the parties hereto shall constitute the Controlling Collateral Agent, any other Secured Party or any Person other than the Grantor a shareholder or member of an unlimited company for the purposes of the Companies Act (Nova Scotia) until such time as notice is given to the Grantor and further steps are taken thereunder so as to register the Controlling Collateral Agent, or any other Person as holder of Pledged Collateral which are ULC

Shares.  To the extent any provision hereof or of the Guaranty would have the effect of constituting the Controlling Collateral Agent, any other Secured Party, or any other Person as a shareholder or member of an unlimited company for the purposes of the Companies Act (Nova Scotia) prior to such time, such provision shall be severed herefrom or therefrom and ineffective with respect to the Pledged Collateral which is ULC shares without otherwise invalidating or rendering unenforceable this Agreement or such other agreement or invalidating or rendering unenforceable such provision insofar as it relates to Pledged Collateral which is not ULC shares.  Subject to the terms of the Intercreditor Agreement, except upon the exercise of rights to sell or otherwise dispose of Pledged Collateral which is ULC shares following the occurrence and during the continuance of an Event of Default, the Grantor shall not cause or permit, or enable any unlimited company in which it holds ULC shares to cause or permit, the Controlling Collateral Agent or any other Secured Party to: (a) be registered as a shareholder or member of such unlimited company; (b) have any notation entered in its favour in the share register of such unlimited company; (c) be held out as a shareholder or member of such unlimited company; (d) receive, directly or indirectly, any dividends, property or other distributions from such unlimited company by reason of the Controlling Collateral Agent or any other Secured Party holding a security interest in such unlimited company; or (e) act as a shareholder or member of such unlimited company, or exercise any rights of a shareholder or member including the right to attend a meeting of, or to vote the shares of, such unlimited company.

Section 3.02.  Representations and Warranties.  Each Grantor represents and warrants to the Collateral Agents and the Secured Parties that:

(a)                                 Each Grantor has good and valid rights in and/or title to the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full corporate or other organizational power and authority (i) to grant to the First-Lien Collateral Agent, for the ratable benefit of the First-Lien Secured Parties, the First-Lien Security Interest in such First-Lien Collateral pursuant hereto, (ii) to grant to the Second-Lien Collateral Agent, for the ratable benefit of the Second-Lien Secured Parties, the Second-Lien Security Interest in such Second-Lien Collateral pursuant hereto and (iii) to execute, deliver and perform its obligations in accordance with the terms of this Agreement.

(b)                                 (i) Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Collateral have been prepared by the Collateral Agents based upon the information provided to the Collateral Agents and the Secured Parties by the Grantors for filing in each governmental, municipal or other office specified on Schedule IV hereof (or specified by notice from the Borrower to the Collateral Agents after the Closing Date in the case of filings, recordings or registrations required by Section 5.09 of the Credit Agreement (including supplements to the schedules) or required in respect of the Second-Lien Security Interest), which are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in the Collateral consisting of United States Patents, Trademarks and Copyrights) that are necessary as of the Closing Date (or after the Closing Date, (i) in the case of filings, recordings or registrations required by Section 5.09 of the Credit Agreement and (ii) in the case of filings, recordings or registrations in respect of the Second-Lien Security Interest) to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of (1) the First-Lien Collateral Agent (for the ratable benefit of the First-Lien Secured Parties) in respect of all First-Lien Collateral in which the First-Lien Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions and to the extent required by Section 5.09 of the Credit Agreement and (2) the Second-Lien Collateral Agent (for the ratable benefit of the Second-Lien Secured Parties) in respect of all Second-Lien Collateral in which the Second-Lien Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions and to the extent required by Section 5.09 of the Credit Agreement, and, in each case, no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except (x) as provided under applicable law with respect to the filing of continuation statements and (y) for any filing, refiling, recording, rerecording, registration or registration necessary in compliance with Sections 5.06 or 5.09 of the Credit Agreement.  (ii) Notwithstanding the foregoing, each Grantor represents and warrants that a fully executed agreement in the form hereof or, alternatively, each applicable short form security agreement in the form attached to the Credit Agreement as Exhibits F-1, F-2 and F-3, and containing a description of all Collateral consisting of Intellectual Property that is material to the conduct of such Grantor’s business as of each date an Intellectual Property Security Agreement is executed in accordance with Section 3.06(d) below with respect to United States Patents and United States federally registered Trademarks (and Trademarks for which United States federal registration applications are pending) and United States federally registered Copyrights has been or will be delivered to each of the Collateral Agents for recording by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable to protect the validity of and to establish legal, valid and perfected security interests in favor of each Collateral Agent in respect of all such Collateral in which a security interest may be perfected by filing, recording or registration in the United States, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than filings described in Section 3.02(b)(i), and other than such actions as are necessary to perfect the Security Interest with respect to any Collateral consisting of United States Patents, United States federally registered Trademarks and United States federally registered Copyrights (and applications therefor) that are material to the conduct of such Grantor’s business and that are acquired or developed after the date hereof).

(c)                                  (i) The First-Lien Security Interest constitutes (A) a legal and valid security interest in all First-Lien Collateral securing the payment of the First-Lien Obligations, (B) subject to the filings described in Section 3.02(b) (and payment of any related fees), a perfected security interest in all First-Lien Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any state thereof) pursuant to the Uniform Commercial Code and (C) subject to the filings described in Section 3.02(b) (and payment of any related fees), a security interest that shall be perfected in all First-Lien Collateral in which a security interest may be perfected upon the receipt and recording of this Agreement (or the applicable short form security agreement) with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, within the three (3) month period (commencing as of the date hereof) pursuant to 35 U.S.C. § 261 or 15 U.S.C. § 1060 or the one month period (commencing as of the date hereof) pursuant to 17 U.S.C. § 205.  The First-Lien Security Interest is and shall be prior to any other Lien on any of the Collateral, other than the Permitted Liens.

(ii)                                  The Second-Lien Security Interest constitutes (A) a legal and valid security interest in all Second-Lien Collateral securing the payment of the Second-Lien Obligations, (B) subject to the filings described in Section 3.02(b) (and payment of any related fees), a perfected security interest in all Second-Lien Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any state thereof) pursuant to the Uniform Commercial Code and (C) subject to the filings described in Section 3.02(b) (and payment of any related fees), a security interest that shall be perfected in all Second-Lien Collateral in which a security interest may be perfected upon the receipt and recording of this Agreement (or the applicable short form security agreement) with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, within the three (3) month period (commencing as of the date hereof) pursuant to 35 U.S.C. § 261 or 15 U.S.C. § 1060 or the one month period (commencing as of the date hereof) pursuant to 17 U.S.C. § 205. The Second-Lien Security Interest is and shall be prior to any other Lien on any of the Collateral, other than the Permitted Liens and the Liens securing the First-Lien Security Interest.

(d)                                 Schedule II correctly sets forth as of the Second Restatement Effective Date the issued and outstanding shares or units of each class of the Equity Interests of the issuer thereof represented by the Pledged Stock and includes all Pledged Debt Securities.

(e)                                  The Pledged Stock and Pledged Debt Securities have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Stock issued by a corporation, are fully paid and nonassessable (to the extent applicable and, without limitation, subject to the assessability of ULC Shares under the Companies Act (Nova Scotia)) and (ii) to the knowledge of the applicable Grantor, in the case of Pledged Debt Securities, are legal, valid and binding obligations of the issuers thereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other loss affecting creditors’ rights generally and general principles of equity or at law.

(f)                                   Schedule V correctly sets forth as of the Second Restatement Effective Date (i) the exact legal name of each Grantor, as such name appears in its respective certificate or articles of incorporation or formation, (ii) the jurisdiction of organization of each Grantor, (iii) the mailing address of each Grantor, (iv) the organizational identification number, if any, issued by the jurisdiction of organization of each Grantor, (v) the identity or type of organization of each Grantor and (vi) the Federal Taxpayer Identification Number, if any, of each Grantor.  The Borrower agrees to update the information required pursuant to the preceding sentence as provided in Section 5.06 of the Credit Agreement.

(g)                                  The Collateral is owned by the Grantors free and clear of any Lien, except for Permitted Liens.

(h)                                 Notwithstanding the foregoing or anything else in this Agreement to the contrary, no representation, warranty or covenant is made with respect to the creation or perfection of a security interest in (i) Collateral consisting of Intellectual Property that is not material to the conduct of the Grantor’s business, and (ii) Collateral to the extent such creation or perfection would require (A) any filing other than a filing in the United States or America, any state thereof and the District of Columbia, (B) other action under the laws of any jurisdiction other than the United States of America, any state thereof and the District of Columbia or (C) perfection through control (as defined in the New York UCC), including, without limitation, through control agreements.

(i)                                     Each Grantor represents and warrants that the Trademarks, Patents and Copyrights listed on Schedule III include all United States federal registrations and pending applications for Trademarks, Patents and Copyrights, all as in effect as of the date hereof, that such Grantor owns and that are material to the conduct of its business as of the date hereof.

(j)                                    Schedule VI hereto accurately sets forth, as of the Second Restatement Effective Date, for Holdings and the Company, each Deposit Account and each Securities Account maintained by such Grantor (including a description thereof and the respective account number) and the name of the respective bank with which such Deposit Account or Securities Account is maintained.

Section 3.03.  Covenants.  (a) Subject to Section 3.02(h), each Grantor shall, at its own expense, take all commercially reasonable actions necessary to defend title to the Collateral against all Persons and to defend the Security Interests of the Collateral Agents in the Collateral and the priority thereof against any Lien which does not constitute a Permitted Lien.

(b)                                 Subject to Section 3.02(h), subject to the terms of the Intercreditor Agreement, each Grantor agrees, promptly upon written request by any Collateral Agent and at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as any Collateral Agent may from time to time reasonably deem necessary to obtain, preserve, protect and perfect the Security Interest as required herein and the rights and remedies created hereby, including the payment of any fees and Taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing or continuation statements (including fixture filings) or other documents in connection herewith or therewith.

(c)                                  At its option, but only following 5 Business Days’ written notice to each Grantor of its intent to do so, subject to the terms of the Intercreditor Agreement, the Controlling Collateral Agent may discharge past due Taxes, assessments, charges, fees or Liens at any time levied or placed on the Collateral, which do not constitute a Permitted Lien, and may pay for the maintenance and preservation of the Collateral to the extent any Grantor fails to do so as required by the Credit Agreement, and each Grantor agrees to reimburse such Collateral Agent within 30 days after written demand for any reasonable out-of-pocket payment made or any reasonable out-of-pocket expense incurred by such Controlling Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on any Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to Taxes, assessments, charges, fees or Liens and maintenance as set forth herein or in the other Loan Documents.

(d)                                 Except to the extent expressly assumed by any Collateral Agent, each Grantor shall remain liable to observe and perform all conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof.

Section 3.04.  Other Actions.  In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agents to enforce, the Security Interests in the Collateral, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Collateral:

(a)                                 Instruments.  Upon the occurrence and during the continuation of an Event of Default, if any Grantor shall at any time hold or acquire any Instruments with a face value in excess of $3,000,000 individually (other than negotiable instruments or checks received in the ordinary course of business and promptly deposited into a Deposit Account or Securities Account), such Grantor shall promptly deliver the same to the Controlling Collateral Agent upon receipt, accompanied by such undated instruments of endorsement, transfer or assignment duly executed in blank as the Controlling Collateral Agent may from time to time reasonably specify.

(b)                                 Investment Property.  Subject to the terms hereof, if any Grantor shall at any time hold or acquire any Certificated Securities, to the extent the same do not constitute Excluded Collateral, such Grantor shall promptly deliver the same to the Controlling Collateral Agent upon receipt, accompanied by such undated instruments of transfer or assignment duly executed in blank as the Controlling Collateral Agent may from time to time reasonably specify.  Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule II and made a part hereof and supplement any prior schedule so delivered; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities and shall not in and of itself result in any Default or Event of Default.  Each certificate representing an interest in any limited liability company or limited partnership controlled by any Grantor and pledged under Section 3.01 shall be physically delivered to the Controlling Collateral Agent in accordance with the terms of the Credit Agreement and endorsed to the Controlling Collateral Agent or endorsed in blank.

(c)                                  Security Interests in Property of Account Debtors.  If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person the value of which equals or exceeds $5,000,000 to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to each of the Collateral Agents for the benefit of the First-Lien Secured Parties or Second-Lien Secured Parties, as applicable.  Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.

(d)                                 Delivery Requirements.  Notwithstanding anything to the contrary contained in this Section 3.04, in no event shall any Grantor be required to deliver any Certificated Securities or Instruments with respect to, or assign a security interest in, any Excluded Collateral.

(e)                                  Deposit Accounts.  (i) For each Deposit Account and Securities Account owned by Holdings or the Company (other than (i) the Cash Collateral Account or any other Deposit Account or Securities Account maintained at the Controlling Collateral Agent and (ii)

any Excluded Account), Holdings and the Company shall cause the bank with which the Deposit Account or Securities Account is maintained to execute and deliver to the Collateral Agent, within 60 days after the Second Restatement Effective Date (or such later date as may be agreed by the Controlling Collateral Agent) or, if later, within 30 days of the establishment of the respective Deposit Account or Securities Account (or such later date as may be agreed by the Controlling Collateral Agent), a “control agreement” (or an amendment thereto, in the case of any such “control agreement” in effect as of the Second Restatement Effective Date) in form and substance reasonably acceptable to the Collateral Agents, with such changes thereto as may be acceptable to the Collateral Agents; provided that any Deposit Account or Securities Account established after the Second Restatement Effective Date required to be subject to a “control agreement” by this Section 3.04(e) shall not have a balance exceeding $10,000,000 until the execution and delivery of such required “control agreement” in accordance with this Section 3.04(e).  If any bank with which a Deposit Account or Securities Account is maintained refuses to, or does not, enter into such a “control agreement”, or amendment thereto, as applicable, to the extent required by this Section 3.04(e), then the respective Grantor shall promptly (and in any event within 60 days after the date of this Agreement (as amended and restated) or, if later, 30 days after the establishment of such Deposit Account or Securities Account (or such later date as may be agreed by the Controlling Collateral Agent)) close the respective Deposit Account or Securities Account and transfer all balances therein to the Cash Collateral Account or another Deposit Account or Securities Account meeting the requirements of this Section 3.04(e).  If any bank with which a Deposit Account or Securities Account is maintained refuses to subordinate all its claims with respect to such Deposit Account or Securities Account to the Collateral Agents’ security interest therein on terms satisfactory to each Collateral Agent, then any Collateral Agent, at its option, may (x) require that such Deposit Account or Securities Account be terminated in accordance with the immediately preceding sentence or (y) agree to a “control agreement” without such subordination.

(ii)                                  From and after the Second Restatement Effective Date, each Grantor shall transfer funds to and from Deposit Accounts and Securities Accounts maintained by such Grantor (including, without limitation, sweeping funds from Deposit Accounts and Securities Accounts maintained by Grantors which are Subsidiary Guarantors to Deposit Accounts and Securities Accounts maintained by the Company) in the ordinary course of business consistent with past practice.

Notwithstanding anything to the contrary contained in this Section 3.04(e), in no event shall any Grantor be required to comply with this Section 3.04(e) to the extent any such Deposit Accounts or and Securities Accounts constitute Excluded Collateral.

Section 3.05.  Voting Rights; Dividends and Interest, Etc.  This Section 3.05 does not apply to Pledged Collateral which is ULC shares for which shares, and for greater certainty, the Grantor has not by this Agreement limited its rights to vote such shares or receive distributions upon such ULC shares while such ULC shares remain registered in its name. Unless and until an Event of Default shall have occurred and be continuing and, except in the case of a Bankruptcy Default, the Controlling Collateral Agent shall have given the Grantors prior written notice of its intent to exercise its rights under this Agreement:

(a)                                 Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of the Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents and applicable law and no notice of any such voting or exercise of any consensual rights and powers need be given to the Collateral Agents.

(b)                                 The Collateral Agents shall promptly execute and deliver to each Grantor, or cause to be executed and delivered to each Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a) above.

(c)                                  Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are not prohibited by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable law; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Collateral shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall be held in trust for the benefit of the Collateral Agents and the Secured Parties and shall be delivered to the Controlling Collateral Agent in the same form as so received (with any necessary endorsement reasonably requested by the Controlling Collateral Agent) on or prior to the later to occur of (i) 30 days following the receipt thereof and (ii) the earlier of the date of the required delivery of the Pricing Certificate following the receipt of such items and the date which is 45 days after the end of the most recently ended fiscal quarter (or such longer period as to which the Controlling Collateral Agent may consent).

(d)                                 Notwithstanding anything to the contrary contained in this Section 3.05, in no event shall dividends, interest, principal and other distributions paid on or distributed or voting rights in respect of any Excluded Collateral be subject to the requirements set forth herein.

Section 3.06.  Additional Covenants Regarding Patent, Trademark and Copyright Collateral.  (a) Except as could not reasonably be expected to have a Material Adverse Effect, each Grantor agrees that it will not do any act, or omit to do any act, whereby any Patent that is material to the conduct of such Grantor’s business may become invalidated or dedicated to the public, other than the expiration of such Patent at the end of its natural term, subject to such Grantor’s reasonable business judgment.

(b)                                 Except as could not reasonably be expected to have a Material Adverse Effect, each Grantor (either itself or through its licensees or its sublicensees) will, for each registered Trademark that is material to the conduct of such Grantor’s business, use commercially reasonable efforts to maintain such Trademark registration in full force free from any legally binding determination of abandonment or invalidity of such Trademark registration due to non-use, subject to such Grantor’s reasonable business judgment.

(c)                                  Except to the extent failure to act could not reasonably be expected to have a Material Adverse Effect, and subject to each Grantor’s reasonable business judgment,

each Grantor will take all reasonable and necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, and the United States Copyright Office, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of any Grantor’s business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

(d)                                 Each Grantor agrees that, should it obtain an ownership interest in any Intellectual Property (other than any Excluded Collateral) after the Closing Date, to the extent that such Intellectual Property would be a part of the Collateral under the terms of this Agreement had it been owned by such Grantor as of the Closing Date, (“After-Acquired Intellectual Property”), (i) the provisions of this Agreement shall automatically apply thereto, and (ii) any such After-Acquired Intellectual Property and, in the case of Trademarks, the goodwill symbolized thereby shall automatically become part of the Collateral, subject to the terms and conditions of this Agreement.  Within 90 days after the end of each calendar year (or such longer period as to which the Controlling Collateral Agent may consent), the relevant Grantor shall sign and deliver to the Collateral Agents an appropriate Intellectual Property Security Agreement with respect to all applicable United States federally registered (or application for United States federally registered) After-Acquired Intellectual Property owned by it as of the last day of applicable fiscal quarter, to the extent that such Intellectual Property becomes part of the Collateral and to the extent that it is not covered by any previous Intellectual Property Security Agreement so signed and delivered by it.

(e)                                  Notwithstanding anything to the contrary contained in this Section 3.06, in no event shall any Grantor be required to comply with this Section 3.06 to the extent any such Copyrights, Trademarks, Patents or other Intellectual Property constitute Excluded Collateral.

ARTICLE IV

Remedies

Section 4.01.  Pledged Collateral.  (a) Upon the occurrence and during the continuance of an Event of Default and with prior written notice to the Borrower, the Controlling Collateral Agent, on behalf of the Secured Parties, shall have the right (in their sole and absolute discretion), except in the case of ULC shares other than ULC shares which are being transferred following the giving of notice and in the course of realization upon such ULC shares hereunder, to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Controlling Collateral Agent.  Upon the cure or waiver of any such Event of Default the Controlling Collateral Agent shall promptly reregister any Pledged Securities in the name as owned by the applicable Grantor.  Upon the occurrence and during the continuance of an Event of Default and with prior written notice to the relevant Grantor, the Controlling Collateral Agent shall at all times have the right to exchange the certificates representing any Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

(b)                                 This Section 4.01(b) does not apply to pledged ULC shares. Upon the occurrence and during the continuance of an Event of Default, after the Controlling Collateral Agent shall have notified the Borrower in writing of the suspension of their rights under paragraph (c) of Section 3.05, then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (c) of Section 3.05 shall cease, and all such rights shall thereupon become vested in the Controlling Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions.  All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of Section 3.05 shall be held in trust for the benefit of the Controlling Collateral Agent, shall be segregated from other property or funds of such Grantor and shall be promptly delivered to the Controlling Collateral Agent upon written demand in the same form as so received (with any necessary endorsement or instrument of assignment).  Any and all money and other property paid over to or received by the Controlling Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Controlling Collateral Agent in an account to be established by the Controlling Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.03.  After all Events of Default have been cured or waived, the Controlling Collateral Agent shall promptly repay to each applicable Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (c) of Section 3.05 and that remain in such account.

(c)                                  This Section 4.01(c) does not apply to pledged ULC shares. Upon the occurrence and during the continuance of an Event of Default and with prior written notice to the Borrower, all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a) of Section 3.05, and the obligations of the Controlling Collateral Agent under paragraph (b) of Section 3.05, shall cease, and all such rights shall thereupon become vested in the Controlling Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided, however, that, unless otherwise directed by the Required First-Lien Lenders, the Controlling Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default and the provision of the notice referred to above to permit the Grantors to exercise such rights.  To the extent the notice referred to in the first sentence of this paragraph (c) has been given, after all Events of Default have been cured or waived, each Grantor shall automatically have the exclusive right to exercise the voting and/or consensual rights and powers that such Grantor would otherwise be entitled to exercise pursuant to the terms of paragraph (a) of Section 3.05, and the Controlling Collateral Agent shall again have the obligations under paragraph (b) of Section 3.05.

(d)                                 This Section 4.01(d) does not apply to pledged ULC shares.  Notwithstanding anything to the contrary contained in this Section 4.01, if a Bankruptcy Default shall have occurred and be continuing, the Controlling Collateral Agent shall not be required to give any notice referred to in Section 3.05 or this Section 4.01 in order to exercise any of its rights described in said Sections, and the suspension of the rights of each of the Grantors under said Sections shall be automatic upon the occurrence of such Bankruptcy Default.

Section 4.02.  Uniform Commercial Code and Other Remedies.  Subject to Section 3.01(e) and the terms of this section, upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Controlling Collateral Agent on written demand, and it is agreed that the Controlling Collateral Agent shall have the right to take any of or all the following actions at the same or different times in accordance with the terms of the Credit Agreement:  (a) with respect to any Collateral consisting of Intellectual Property, on written demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Grantor to the Controlling Collateral Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Controlling Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements), (b) to withdraw any and all cash or other Collateral from the Cash Collateral Account and to apply such cash and other Collateral to the payment of any and all Obligations in the manner provided in Section 4.03, (c) with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral without breach of the peace, and subject to the terms of any related lease agreement, to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral, and (d) generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law.  Without limiting the generality of the foregoing, each Grantor agrees that the Controlling Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange upon such commercially reasonable terms and conditions as it may deem necessary, for cash, upon credit or for future delivery as the Controlling Collateral Agent shall deem appropriate.  The Controlling Collateral Agent shall be authorized at any such sale (if it deems it necessary to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Controlling Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold.  Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Controlling Collateral Agent shall give each applicable Grantor 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Controlling Collateral Agent’s intention to make any sale of Collateral.  Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange.  Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Controlling Collateral Agent may fix and state in the notice (if any) of such sale.  At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Controlling Collateral Agent may (in its sole and absolute discretion) determine.  No Collateral Agent shall be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given.  The Controlling Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Controlling Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Controlling Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice.  At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by applicable law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by applicable law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor.  For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Controlling Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Controlling Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations (other than contingent obligations) paid in full.  As an alternative to exercising the power of sale herein conferred upon it, the Controlling Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court appointed receiver.

Until the Termination Date, each Grantor irrevocably makes, constitutes and appoints the Controlling Collateral Agent (and all officers, employees or agents designated in writing by the Controlling Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, upon the occurrence and during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto.  Upon the occurrence and during the continuance of an Event of Default, in the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required under the Credit Agreement or to pay any premium in whole or part relating thereto, the Controlling Collateral Agent may upon prior written notice to such Grantor, without waiving or releasing any obligation or liability of any Grantor hereunder or any Default or Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Controlling

Collateral Agent deems necessary.  All sums disbursed by the Controlling Collateral Agent in connection with this paragraph, including attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon written demand as provided in Section 9.05 of the Credit Agreement, by the Grantors to the Controlling Collateral Agent and shall be additional First-Lien Obligations or Second-Lien Obligations, as applicable, secured hereby.

All remedies (including the right to vote any equity interests) herein shall be undertaken in accordance with applicable law and the relevant organizational documents.

Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, (i) no Collateral Agent shall have any right to pursue remedies or rights (including without limitation providing any notice of “sole control”) with respect to the Existing Notes due 2010 Account unless and until an Event of Default has occurred and is continuing under Section 7.01(b), (c), (d), (f), (g), (h) or (m) of the Credit Agreement and (ii) any amounts maintained in any Deposit Account or Securities Account subject to a control agreement or control of either Collateral Agent for payroll, taxes or repurchase of certain interests owned by Persons in non-wholly-owned subsidiaries shall not be subject to the Collateral Agents’ rights or remedies upon and during the continuance of any Default or Event of Default.

Section 4.03.  Application of Proceeds.  If an Event of Default shall have occurred and be continuing the Collateral Agents shall apply the proceeds of any collection, sale, foreclosure or other realization upon any Collateral in accordance with Section 2.17 of the Credit Agreement.  Upon any sale of Collateral by the Controlling Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Controlling Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Controlling Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

Section 4.04.  Grant of License to Use Intellectual Property.  For the purpose of enabling the Controlling Collateral Agent to exercise its rights and remedies in this Article IV at such time as the Controlling Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Controlling Collateral Agent (until the termination of this Agreement and subject to Section 7.14) an irrevocable nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors), subject in all respects to any Licenses to use, license or sublicense any of the Collateral consisting of know how, Patents, Copyrights and Trademarks, now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.  The use of such license by the Controlling Collateral Agent may be exercised, at the option of the Controlling Collateral Agent, only upon the occurrence and during the continuation of an Event of Default; provided, however, that any license or sublicense entered into by the Controlling Collateral Agent with a third party in accordance with this Section 4.04 shall be binding upon each Grantor notwithstanding any subsequent cure of an Event of Default, except to the extent that such license or sublicense would invalidate or render unenforceable any such Grantor’s Intellectual Property.

Section 4.05.  Securities Act, Etc.  In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the U.S. Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder.  Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Controlling Collateral Agent if the Controlling Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same.  Similarly, there may be other legal restrictions or limitations affecting the Controlling Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable “blue sky” or other state securities laws or similar laws analogous in purpose or effect.  Each Grantor recognizes that to the extent such restrictions and limitations apply to any proposed sale of Pledged Collateral, the Controlling Collateral Agent may, with respect to any sale of such Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof.  Each Grantor acknowledges and agrees that to the extent such restrictions and limitations apply to any proposed sale of Pledged Collateral, the Controlling Collateral Agent, in its sole and absolute discretion (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a limited number of potential purchasers (including a single potential purchaser) to effect such sale.  Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions.  In the event of any such sale, the Controlling Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Controlling Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a limited number of purchasers (or a single purchaser) were approached.  The provisions of this Section 4.05 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Controlling Collateral Agent sells.

ARTICLE V

Indemnity, Subrogation and Subordination

Section 5.01.  Indemnity and Subrogation.  In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 5.03), the Borrower agrees that (a) in the event a payment shall be made by any Guarantor under this Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part a claim of any Secured Party, the Borrower shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

Section 5.02.  Contribution and Subrogation.  Each Guarantor (a “Contributing Guarantor”) agrees (subject to Section 5.03) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Obligation or assets of any other Guarantor shall be sold pursuant to any Security Document to satisfy any Obligation owed to any Secured Party, and such other Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by the Borrower as provided in Section 5.01, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to (i) the amount of such payment or (ii) the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 7.16, the date of the supplement hereto executed and delivered by such Guarantor).  Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 5.02 shall be subrogated to the rights of such Claiming Guarantor under Section 5.01 to the extent of such payment.

Section 5.03.  Subordination.  (i) Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 5.01 and 5.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the Loan Document Obligations until the Termination Date; provided, that if any amount shall be paid to such Grantor on account of such subrogation rights at any time prior to the Termination Date, such amount shall be held in trust for the benefit of the Secured Parties and shall promptly be paid to the Collateral Agents to be credited and applied against the Obligations whether matured or unmatured, in accordance with Section 4.03.  To the extent permitted by applicable law, no failure on the part of the Borrower or any Guarantor to make the payments required by Sections 5.01 and 5.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of its obligations hereunder.

ARTICLE VI

[RESERVED]

ARTICLE VII

Miscellaneous

Section 7.01.  Notices.  All communications and notices hereunder shall (except as otherwise expressly permitted herein or in the Credit Agreement) be in writing and given as provided in Section 9.01 of the Credit Agreement.  All communications and notices hereunder to any Subsidiary Guarantor shall be given to it in care of the Borrower as provided in Section 9.01 of the Credit Agreement.

Section 7.02.  Survival of Agreement.  All covenants, agreements, representations and warranties made by the Loan Parties herein or in any other Loan Document shall be considered to have been relied upon by the Lenders and the Issuing Banks and shall survive the making by the Lenders of any Loans and issuance of any Letters of Credit by each Issuing Bank, regardless of any investigation made by any Lender or Issuing Bank or on their behalf and notwithstanding that any Collateral Agent, any Issuing Bank or any Lender may have had notice or actual knowledge of any Default at the time of any Credit Event, and shall continue in full force and effect until (x) in the case of the First-Lien Lenders and the Issuing Banks, the Discharge of First-Lien Obligations and (y) in the case of the Second-Lien Lenders, the Discharge of Second-Lien Obligations.

Section 7.03.  Binding Effect; Several Agreement.  This Agreement shall become effective when it shall have been executed by the Loan Parties and the Collateral Agents and when the Collateral Agents shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.  This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.

Section 7.04.  Successors and Assigns.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or any Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

Section 7.05.  Collateral Agents’ Expenses; Indemnity.  (a) The parties hereto agree that the Collateral Agents shall be entitled to reimbursement of their reasonable out-of-pocket expenses incurred hereunder as provided in Section 9.05 of the Credit Agreement.

(b)                                 Without limitation or duplication of its indemnification obligations under the other Loan Documents, each Grantor agrees to indemnify the Collateral Agents and the other Indemnitees as provided in Section 9.05 of the Credit Agreement.

(c)                                  Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents.  The provisions of this Section 7.05 shall survive the Termination Date.

Section 7.06.  Collateral Agent Appointed Attorney-in-Fact.  Subject to the Intercreditor Agreement, until the Termination Date, each Grantor hereby appoints the Collateral Agents as the attorneys-in-fact of such Grantor for the purpose of, upon the occurrence and during the continuance of an Event of Default, carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agents may deem necessary to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest.  Without limiting the generality of the foregoing, the Controlling Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in such Collateral Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof, (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral, (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral, (d) to send verifications of Accounts to any Account Debtor, (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral, (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral, (g) with one Business Day prior notice to the applicable Grantor, to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Controlling Collateral Agent or the Cash Collateral Account, and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement in accordance with its terms and applicable law, as fully and completely as though the Controlling Collateral Agent was the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agents to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agents, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby.  The Collateral Agents and the Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for the gross negligence, bad faith, fraud or willful misconduct of such Person (or its Affiliates and the respective directors, officers, employees and agents of such Person and such Person’s Affiliates) (each a “related party” of such Indemnitee) or breach of its (or any of its related parties’) obligations hereunder or under any of the other Loan Documents or in connection with any transaction contemplated hereby or thereby.  The foregoing powers of attorney being coupled with an interest, are irrevocable until the Security Interest shall have terminated in accordance with the terms hereof.

Section 7.07.  Applicable Law.  THIS AGREEMENT (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.  EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS MOST RECENTLY PUBLISHED AND IN EFFECT, ON THE DATE SUCH LETTER OF CREDIT WAS ISSUED, BY THE INTERNATIONAL CHAMBER OF COMMERCE (THE “UNIFORM CUSTOMS”) AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

Section 7.08.  Waivers; Amendment.  (a) No failure or delay by the Collateral Agents, the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver hereof or thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Collateral Agents, the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of this Agreement or any other Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 7.08, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Collateral Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.  Except as otherwise provided herein, no notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b)                                 Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agents and the Loan Parties that are party thereto and are affected by such waiver, amendment or modification, subject to Section 9.08 of the Credit Agreement and the Intercreditor Agreement.

Section 7.09.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO (AND EACH OTHER SECURED PARTY BY ITS ACCEPTANCE OF THE BENEFITS HEREOF) HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.09.

Section 7.10.  Severability.  In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 7.11.  Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 7.03.  Delivery of an executed signature page to this Agreement by facsimile, pdf or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

Section 7.12.  Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 7.13.  Jurisdiction; Consent to Service of Process.

(a)                                 Each of the parties and the Secured Parties, by their acceptance of the benefits of this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America, sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto and the Secured Parties, by their acceptance of the benefits of this Agreement hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto and the Secured Parties, by their acceptance of the benefits of this Agreement agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that the Collateral Agents, the Administrative Agent, the Issuing Banks or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Grantor or its properties in the courts of any jurisdiction.

(b)                                 Each of the parties hereto and the Secured Parties, by their acceptance of the benefits of this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court.  Each of the parties hereto and the Secured Parties, by their acceptance of the benefits of this Agreement hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)                                  Each party hereto and the Secured Parties, by their acceptance of the benefits of this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.01.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 7.14.  Termination or Release.

(a)                                 This Agreement, the Guarantees made herein, the Security Interests, the pledge of the Pledged Collateral and all other security interests granted hereby (including, with-out limitation, the licenses granted by the Grantors and the Collateral Agents pursuant to Section 4.04) shall automatically terminate (i) with respect to the First-Lien Security Interests, upon the Discharge of First-Lien Obligations (other than to the extent any funds are on deposit in the Cash Collateral Account in respect of any L/C Backstop, in which case, the First-Lien Security Interest in such Cash Collateral Account shall continue until released by the relevant Issuing Bank) and (ii) with respect to the Second-Lien Security Interests, upon the Discharge of Second-Lien Obligations.

(b)                                 Any Guarantor shall automatically be released from its obligations here-under and the Security Interests created hereunder in the Collateral of such Guarantor shall be automatically released upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Guarantor ceases to be a Loan Party.

(c)                                  Upon (i) any sale or other transfer by any Grantor of any Collateral that is permitted under the Credit Agreement (including, without limitation, in connection with the Foreign Subsidiary Reorganization) to any Person that is not a Borrower or a Grantor, or (ii) the effectiveness of any written consent to the release of the Security Interest granted hereby in any Collateral pursuant to Section 9.08 of the Credit Agreement or (iii) any assets or property no longer constituting “Collateral” hereunder (including with respect to any direct or indirect subsidiary of the Borrower that becomes a Significant Subsidiary, any Capital Stock (as defined in the Existing Notes Documentation) of any such Significant Subsidiary that is owned, directly or indirectly, by the Company or the Borrower or any of their subsidiaries, in each case whether owned on the date hereof or thereafter acquired, or any interest therein or any income or profits therefrom (including dividends and distributions) or any proceeds, interest, income or profit obtained from any Capital Stock (as defined in the Existing Notes Documentation) of any Significant Subsidiary of the Company or the Borrower that is owned, directly or indirectly, by the Company or the Borrower or any of their subsidiaries, in each case whether owned on the date hereof or thereafter acquired, or any interest therein or any income or profits therefrom (including, without limitation, dividends and distributions), the Security Interest in such Collateral shall be automatically released, and the licenses granted by the Grantors and the Collateral Agents pursuant to Section 4.04 shall be automatically terminated, without any further action by any Grantor, the Collateral Agents or any Secured Party.

(d)                                 In connection with any termination or release pursuant to paragraph (a), (b) or (c) above, the Collateral Agents shall promptly execute and deliver to any Grantor, at such Grantor’s expense, all Uniform Commercial Code termination statements and similar documents that such Grantor shall reasonably request to evidence such termination or release.  Any execution and delivery of documents pursuant to this Section 7.14 shall be without recourse to or representation or warranty by the Collateral Agents (other than any representation and warranty that the Collateral Agents have the authority to execute and deliver such documents) or any Secured Party.  Without limiting the provisions of Section 7.05, the Borrower shall reimburse the Collateral Agents promptly upon written demand for all reasonable out-of-pocket costs and expenses, including the fees, charges and expenses of counsel, incurred by it in connection with any action contemplated by this Section 7.14 to the extent and as provided in Section 9.05 of the Credit Agreement.

(e)                                  At any time that the respective Grantor desires that any Collateral Agent take any action described in preceding paragraph (d) above, it shall, upon the reasonable request of such Collateral Agent, deliver to such Collateral Agent an officer’s certificate certifying that the release of the respective Collateral is permitted pursuant to paragraph (a), (b) or (c).  No Collateral Agent shall have any liability whatsoever to any Secured Party as the result of any release of Collateral by it as permitted (or which such Collateral Agent in good faith believes to be permitted) by this Section 7.14.

Section 7.15.  [RESERVED].

Section 7.16.  Additional Subsidiaries.  Pursuant and subject to the terms of Section 5.09 of the Credit Agreement, each wholly-owned Restricted Subsidiary (other than a Foreign Subsidiary, an Excluded Subsidiary, or a Domestic Subsidiary that is a disregarded entity for United States federal income tax purposes owned by a non-disregarded non-United States entity) that was not in existence or not a subsidiary on the Closing Date is required to enter into this Agreement as a Subsidiary Guarantor and a Grantor upon becoming such a subsidiary.  Upon execution and delivery by the Collateral Agents and such subsidiary of a supplement in the form of Exhibit A hereto, such subsidiary shall become a Subsidiary Guarantor and a Grantor hereunder with the same force and effect as if originally named as a Subsidiary Guarantor and a Grantor herein.  The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder other than to the extent (if required) that such consent has already been obtained.  The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.

Section 7.17.  Security Interest and Obligations Absolute.  Subject to Section 7.14 hereof, to the extent permitted by applicable law, all rights of the Collateral Agents hereunder, the Security Interests, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document, or any other agreement or instrument (so long as the same are made in accordance with the terms of Section 9.08 of the Credit Agreement), (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement (other than the defense of payment).

Section 7.18.  [RESERVED].

Section 7.19.  Limitation on Remedies.

(a)                                 Notwithstanding anything to the contrary contained in this Agreement, with respect to any pledge of a Security Interest in any equity interest in an investment adviser registered under the Investment Advisers Act of 1940, as amended (a “Registered Investment Adviser”), that may constitute Collateral as defined in this Agreement (any such pledged interest, “Investment Adviser Pledged Securities”), neither Collateral Agent, their successors and permitted assigns, or the Secured Parties may exercise any voting or other rights or powers (including without limitation any management rights) associated with any Investment Adviser Pledged Securities, hold any Investment Adviser Pledged Securities in its own name or the name of its nominee, have any Investment Adviser Pledged Securities endorsed or assigned or otherwise act to foreclose on any pledge of Investment Adviser Pledged Securities without first complying in full with all regulatory requirements in connection with a change in control of the applicable Registered Investment Adviser, including without limitation obtaining any required consents of the applicable Registered Investment Adviser’s Clients.

(b)                                 In connection with the foregoing provisions of this Section 7.19, it is acknowledged and agreed that no Collateral Agent, or Secured Party, shall have any liability to any Grantor for any non-compliance or failure to meet obligations as otherwise provided above in this Section 7.19, except to the extent of the gross negligence or willful misconduct of the respective Collateral Agent or the respective Secured Party (or its related parties) or breach by either the respective Collateral Agent or the respective Secured Party of its (or any of their related parties’) obligations hereunder or under any of the other Loan Documents or in connection with any transaction contemplated hereby or thereby.

Section 7.20.  Significant Subsidiaries.  In no event shall (i) the term “Collateral” (nor any defined term used therein and any component definitions) include any Capital Stock (as defined in the Existing Notes Documentation) of any Significant Subsidiary of the Company or the Borrower that is owned, directly or indirectly, by the Company or the Borrower or any of their subsidiaries, in each case whether owned on the date hereof or thereafter acquired, or any interest therein or any income or profits therefrom (including, without limitation, dividends or distributions) or any proceeds, interest, income or profit (including, without limitation, dividends or distributions) obtained from any Capital Stock (as defined in the Existing Notes Documentation) of any Significant Subsidiary of the Company or the Borrower that is owned, directly or indirectly, by the Company or the Borrower or any of their subsidiaries, in each case whether owned on the date hereof or thereafter acquired, or any interest therein or any income or profits therefrom (including, without limitation, distributions and dividends) at any time while such Person constitutes a Significant Subsidiary and (ii) the Liens and Security Interests created hereunder in favor of the Collateral Agents, on behalf of the respective Secured Parties, attach to any Capital Stock (as defined in the Existing Notes Documentation) of any Significant Subsidiary of the Company or the Borrower that is owned, directly or indirectly, by the Company or the Borrower or any of their subsidiaries, in each case whether owned on the date hereof or thereafter acquired, or any interest therein or any income or profits therefrom (including, without limitation, dividends or distributions) or any proceeds, interest, income or profit (including, without limitation, dividends or distributions) obtained from any Capital Stock (as defined in the Existing Notes Documentation) of any Significant Subsidiary of the Company or the Borrower that is owned, directly or indirectly, by the Company or the Borrower or any of their subsidiaries, in each case whether owned on the date hereof or thereafter acquired, or any interest therein or any income or profits therefrom (including, without limitation, distributions and dividends) at any time while such Person constitutes a Significant Subsidiary.  It is understood and agreed by the Grantors, the Collateral Agents and the Secured Parties, by their acceptance of the benefits hereof, that during the term of the Facilities, the Persons who constitute Significant Subsidiaries may change, but in no event shall any Capital Stock (as defined in the Existing Notes Documentation) of any Significant Subsidiary of the Company or the Borrower that is owned, directly or indirectly, by the Company or the Borrower or any of their subsidiaries, or any interest therein or any income or profits therefrom (including, without limitation, dividends and distributions) constitute Collateral securing the Obligations of the Loan Parties (including the Obligations under the Loan Documents) while such Persons constitute Significant Subsidiaries.

Section 7.21.  Amendment and Restatement.  This Agreement shall amend and restate in its entirety the Amended and Restated Guarantee and Collateral Agreement dated as of July 28, 2009 among the Holdings, the Company, Deutsche Bank AG New York Branch as First-Lien Collateral Agent and Second-Lien Collateral Agent, and the subsidiaries of the Company party thereto as grantors and guarantors (the “Existing Agreement”), and all obligations of the grantors and guarantors thereunder shall be deemed replaced and extended as obligations under this Agreement and be governed without novation.  In no event shall such amendment and restatement be construed as a termination of the obligations under the Existing Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

WINDY CITY INVESTMENTS, INC.
NUVEEN INVESTMENTS, INC.
NUVEEN AFFILIATES HOLDINGS, LLC
NUVEEN FUND ADVISORS, INC.
NUVEEN INVESTMENTS HOLDINGS, INC.
NUVEEN ASSET MANAGEMENT, LLC
NUVEEN INVESTMENTS ADVISERS INC.
NUVEEN INVESTMENT SOLUTIONS, INC.
NUVEEN HYDEPARK GROUP, LLC
SYMPHONY ASSET MANAGEMENT LLC
SANTA BARBARA ASSET MANAGEMENT, LLC
RITTENHOUSE ASSET MANAGEMENT, INC.
NWQ INVESTMENT MANAGEMENT COMPANY, LLC
NUVEEN NWQ HOLDINGS, LLC
TRADEWINDS GLOBAL INVESTORS, LLC
WINSLOW CAPITAL MANAGEMENT, INC.

By:	/s/ John MacCarthy
Name: John MacCarthy
Title: Secretary for each of the above-named Grantors

NUVEEN INVESTMENTS INSTITUTIONAL SERVICES GROUP LLC

By:	/s/ John MacCarthy
Name: John MacCarthy
Title: Executive Vice President

Signature page to Nuveen A&R Guarantee & Collateral Agreement

DEUTSCHE BANK AG NEW YORK., as First-Lien Collateral Agent

By:	/s/ Omayra Laucella
Name: Omayra Laucella
Title: Vice President

By:	/s/ Dusan Lazarov
Name: Dusan Lazarov
Title: Director

DEUTSCHE BANK AG NEW YORK., as Second-Lien Collateral Agent

By:	/s/ Omayra Laucella
Name: Omayra Laucella
Title: Vice President

By:	/s/ Dusan Lazarov
Name: Dusan Lazarov
Title: Director

Signature page to Nuveen A&R Guarantee & Collateral Agreement

SCHEDULE I
to the Guarantee and
Collateral Agreement

GUARANTORS

Nuveen Affiliates Holdings, LLC
Nuveen Asset Management, LLC
Nuveen Fund Advisors, Inc.
Nuveen HydePark Group, LLC
Nuveen Investment Solutions, Inc.
Nuveen Investments Advisers Inc.
Nuveen Investments Holdings, Inc.
Nuveen Investments Institutional Services Group LLC
Nuveen NWQ Holdings, LLC
NWQ Investment Management Company, LLC
Rittenhouse Asset Management, Inc.
Santa Barbara Asset Management, LLC
Symphony Asset Management LLC
Tradewinds Global Investors, LLC
Winslow Capital Management, Inc.

SCHEDULE II(1)
to the Guarantee and
Collateral Agreement

EQUITY INTERESTS

Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interest
Nuveen Investments, Inc.	C-1	Windy City Investments, Inc.	1,000
Santa Barbara Asset Management, LLC	Uncertificated	Nuveen Investments, Inc.	200,000 Parent Units
Nuveen Investments Holdings, Inc.	1	Nuveen Investments, Inc.	1,000
Nuveen Investments Institutional Services Group LLC	Uncertificated	Nuveen Investments, Inc.	100% Interest held by Registered Owner
Nuveen Investments Advisers Inc.	2	Nuveen Investments, Inc.	1,000
Nuveen Investment Solutions, Inc.	38	Nuveen Investments, Inc.	57,154.15020
Nuveen Hydepark Group, LLC	Uncertificated	Nuveen Investment Solutions, Inc.	100% Interest held by Registered Owner
Rittenhouse Asset Management, Inc.	100	Nuveen Investments, Inc.	1,000
Winslow Capital Management, Inc.	85	Nuveen Investments, Inc.	130,277
Symphony Asset Management LLC	Uncertificated	Nuveen Investments, Inc.	2,000 Parent Units
Symphony Asset Management LLC	Uncertificated	Nuveen Investments Holdings, Inc.	2,000 Parent Units
Nuveen Affiliates Holdings, LLC	Uncertificated	Nuveen Investments, Inc.	2,000 Class 1
Nuveen Global Investments Holdings, LLC	Uncertificated	Nuveen Investments, Inc.	100% Interest held by Registered Owner, 65% of

(1)  Notwithstanding anything to the contrary contained in the schedule (including supplements or modifications hereto), in no event shall Excluded Collateral (even to the extent scheduled at any time) constitute Collateral.  Furthermore, this schedule and all disclosures herein are subject to the terms, conditions and provisions of Sections 7.14 and 7.20 of the Guarantee and Collateral Agreement.

which are pledged
Nuveen NWQ Holdings, LLC	Uncertificated	Nuveen Investments, Inc.	100% Interest held by Registered Owner
Nuveen Asset Management, LLC	Uncertificated	Nuveen Fund Advisors, Inc.	100% Parent Units
Nuveen Fund Advisors, Inc.	Uncertificated	Nuveen Investments, Inc.	100% Interest held by Registered Owner
NWQ Investment Management Company, LLC	Uncertificated	Nuveen NWQ Holdings, LLC	100% Parent Units
Tradewinds Global Investors, LLC	Uncertificated	Nuveen Affiliates Holdings, LLC	1,999 Class I
Tradewinds Global Investors, LLC	Uncertificated	Nuveen Investments, Inc.	1 Class I
Gresham Asset Management, LLC	Uncertificated	Nuveen Investments, Inc.	60% Interest held by Registered Owner
Gresham Investment Management, LLC	Uncertificated	Nuveen Investments, Inc.	60% Interest held by Registered Owner

PLEDGED DEBT SECURITIES

None.

SCHEDULE III(2)
to the Guarantee and
Collateral Agreement

U.S. COPYRIGHTS OWNED BY GRANTOR

None.

PATENTS OWNED BY GRANTORS

None.

TRADEMARK/TRADE NAMES OWNED BY GRANTORS

U.S. Trademark Registrations

Grantor	Mark	Reg. Date	Reg. No.
Nuveen Investments, Inc.	IT’S NOT WHAT YOU EARN, IT’S WHAT YOU KEEP	3/3/92	1677862
Nuveen Investments, Inc.	LOOK AHEAD. INVEST WELL. LEAVE YOUR MARK.	8/28/01	2481495
Nuveen Investments, Inc.	Miscellaneous Design (INFINITY SYMBOL)	10/23/01	2500306
Nuveen Investments, Inc.	MUNIPREFERRED (STYLIZED LETTERS)	10/13/92	1724187
Nuveen Investments, Inc.	NEW FRONTIERS	6/27/06	3109164
Nuveen Investments, Inc.	NUVEEN	2/1/00	2313480
Nuveen Investments, Inc.	NUVEEN INVESTMENTS	12/4/01	2514096
Nuveen Investments, Inc.	NUVEEN INVESTMENTS & Design	12/4/01	2514095
Nuveen Investments, Inc.	NUVEEN PORTFOLIO CONSTRUCTOR	9/29/98	2191848

(2)  Notwithstanding anything to the contrary contained in the schedule (including supplements or modifications hereto), in no event shall Excluded Collateral (even to the extent scheduled at any time) constitute Collateral.  Furthermore, this schedule and all disclosures herein are subject to the terms, conditions and provisions of Sections 7.14 and 7.20 of the Guarantee and Collateral Agreement.

Grantor	Mark	Reg. Date	Reg. No.
Nuveen Investments, Inc.	RITTENHOUSE	12/3/96	2020367
Nuveen Investments, Inc.	SMARTER WAYS TO BE CONSERVATIVE	5/11/04	2839918
Nuveen Investments, Inc.	FUNDPREFERRED	1/18/05	2920245
Nuveen Investments, Inc.	TRADEWINDS	1/13/09	3561029
Nuveen Investments, Inc.	333 ADVISORS	3/11/08	3396546
Nuveen Investments, Inc.	CLOSE THE INCOME GAP	1/3/08	3442026
Nuveen Investments, Inc.	PERSONALPLAN	4/22/08	3416336
Nuveen Investments, Inc.	BENJAMIN GRAHAM	6/30/09	3648584
Nuveen Investments, Inc.	CLOSE YOUR INCOME GAP	6/1/10	3796031
Nuveen Investments, Inc.	ECOLOGIC	4/20/10	3778962
Nuveen Investments, Inc.	FAF ADVISORS	11/20/07	3341581
Nuveen Investments, Inc.	FAF ADVISORS & Design	11/30/10	3882901
Nuveen Investments, Inc.	INTELLIGENT RISK PORTFOLIOS	2/16/10	3750679
Nuveen Investments, Inc.	INTELLIGENT VALUE	4/26/11	395264
Nuveen Investments, Inc.	Miscellaneous Design (Swirl Logo)	12/18/07	3357647
Nuveen Investments, Inc.	NWQ	4/28/09	3612393

2

U.S. Trademark Applications

Grantor	Mark	Filing Date	Application No.
Nuveen Investments, Inc.	N & Design	11/19/10	85/181023
Nuveen Investments, Inc.	SANTA BARBARA	11/22/11	85/476796
Nuveen Investments, Inc.	SYMPHONY	11/24/11	85/477552
Nuveen Investments, Inc.	401(K)OLLEGE	12/30/11	85/504321

3

SCHEDULE IV

to the Guarantee and

Collateral Agreement

UCC FILING OFFICES

Grantor	Filing Office
Nuveen Affiliates Holdings, LLC	Secretary of State of Delaware
Nuveen Asset Management, LLC	Secretary of State of Delaware
Nuveen Fund Advisors, Inc.	Secretary of State of Delaware
Nuveen HydePark Group, LLC	Secretary of State of Delaware
Nuveen Investment Solutions, Inc.	Secretary of State of Illinois
Nuveen Investments, Inc.	Secretary of State of Delaware
Nuveen Investments Advisers Inc.	Secretary of State of Delaware
Nuveen Investments Holdings, Inc.	Secretary of State of Delaware
Nuveen Investments Institutional Services Group LLC	Secretary of State of Delaware
Nuveen NWQ Holdings, LLC	Secretary of State of Delaware
NWQ Investment Management Company, LLC	Secretary of State of Delaware
Rittenhouse Asset Management, Inc.	Secretary of State of Delaware
Santa Barbara Asset Management, LLC	Secretary of State of Delaware
Symphony Asset Management LLC	Secretary of State of California
Tradewinds Global Investors, LLC	Secretary of State of Delaware
Windy City Investments, Inc.	Secretary of State of Delaware
Winslow Capital Management, Inc.	Secretary of State of Minnesota

SCHEDULE V
to the Guarantee and
Collateral Agreement

SCHEDULE V

UCC INFORMATION

Legal Name	Type of Entity	Organizational Number	Federal Taxpayer Identification Number	State of Formation	Mailing Address
Windy City Investments, Inc.	Corporation	4372739	26-0373344	Delaware	c/o Madison Dearborn Partners, LLC Three First National Plaza Chicago, Illinois 60602
Nuveen Investments, Inc.	Corporation	2292038	36-3817266	Delaware	333 W. Wacker Drive Chicago, Illinois 60606
Nuveen Investments Holdings, Inc.	Corporation	3413898	36-7364377	Delaware	333 W. Wacker Drive Chicago, Illinois 60606
Nuveen Fund Advisors, Inc.	Corporation	0859952	31-0942504	Delaware	333 W. Wacker Drive Chicago, Illinois 60606
Santa Barbara Asset Management, LLC	Limited Liability Company	3992368	20-3432117	Delaware	820 State Street 5th Floor Santa Barbara, CA 93101
Rittenhouse Asset Management, Inc.	Corporation	0882765	23-2119472	Delaware	5 Radnor Corp. Center Matsonford Road, Suite 300 Radnor, Pennsylvania 19087
Symphony Asset Management LLC	Limited Liability Company	199619810033	94-3252504	California	555 California Street Rene Suite 2975 San Francisco, California 94104
Nuveen Affiliates Holdings, LLC	Limited Liability Company	4096396	02-0767175	Delaware	333 W. Wacker Drive Chicago, Illinois 60606

Legal Name	Type of Entity	Organizational Number	Federal Taxpayer Identification Number	State of Formation	Mailing Address
NWQ Investment Management Company, LLC	Limited Liability Company	3528067	47-0875103	Delaware	2049 Century Park East, 4th Floor Los Angeles, California 90067
Tradewinds Global Investors, LLC	Limited Liability Company	4067912	02-0767178	Delaware	2049 Century Park East Los Angeles, California 90067
Nuveen Investments Institutional Services Group LLC	Limited Liability Company	3657563	86-1071549	Delaware	333 W. Wacker Drive Chicago, Illinois 60606
Nuveen Investment Solutions, Inc.	Corporation	5341-398-6	36-3293941	Illinois	333 W. Wacker Drive Chicago, Illinois 60606
Nuveen HydePark Group, LLC	Limited Liability Company	3378360	N/A	Delaware	333 W. Wacker Drive Chicago, Illinois 60606
Nuveen Investments Advisers Inc.	Corporation	3566797	04-3714572	Delaware	333 W. Wacker Drive Chicago, Illinois 60606
Winslow Capital Management, Inc.	Corporation	7J-638	41-1719690	Minnesota	4720 IDS Tower 80 S. Eight Street Minneapolis, MN 55402
Nuveen Asset Management, LLC	Limited Liability Company	4880848	27-4357327	Delaware	333 W. Wacker Drive Chicago, Illinois 60606
Nuveen NWQ Holdings, LLC	Limited Liability Company	5039909	36-4709028	Delaware	333 W. Wacker Drive Chicago, Illinois 60606

SCHEDULE VI(3)
to the Guarantee and
Collateral Agreement

DEPOSIT AND SECURITIES ACCOUNTS

Grantor	Type of Account	Bank	Account Number
Nuveen Investments, Inc.	General Purpose Bank Deposit	JP Morgan Chase Bank, N.A.	5760674
Windy City Investments, Inc.	General Purpose Bank Deposit	JP Morgan Chase Bank, N.A.	786417667
Nuveen Investments, Inc.	Investment Securities	The Bank of New York Mellon	330928
Nuveen Investments, Inc.	Investment Securities	Merrill Lynch, Pierce, Fenner and Smith Incorporated	26B-07V00
Nuveen Investments, Inc.	Escrow Cash Deposit	Deutsche Bank Trust Company Americas	PORT S45619.1

(3)  Notwithstanding anything to the contrary contained in the schedule (including supplements or modifications hereto), in no event shall Excluded Collateral (even to the extent scheduled at any time) constitute Collateral.  Furthermore, this schedule and all disclosures herein are subject to the terms, conditions and provisions of Sections 7.14 and 7.20 of the Guarantee and Collateral Agreement.

EXHIBIT A
to the Guarantee and
Collateral Agreement

SUPPLEMENT NO. [•] (this “Supplement”) dated as of [•], to the Guarantee and Collateral Agreement dated as of November 13, 2007 and amended and restated as of February 29, 2012 (the “Guarantee and Collateral Agreement”), among WINDY CITY INVESTMENTS, INC., a Delaware corporation (“Holdings”), NUVEEN INVESTMENTS, INC. (the “Company”), each subsidiary of the Borrower from time to time party thereto (each such subsidiary individually a “Subsidiary Guarantor” and collectively, the “Subsidiary Guarantors”; the Subsidiary Guarantors, the Borrower and Holdings are referred to collectively herein as the “Grantors”) and DEUTSCHE BANK AG NEW YORK, as [First-Lien Collateral Agent][Second-Lien Collateral Agent (in such capacity, the “Collateral Agent”) for the [First-Lien Secured Parties][Second-Lien Secured Parties] (as defined therein) (the “Secured Parties”).

A.                                    Reference is made to the Credit Agreement dated as of November 13, 2007 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among, Holdings, the Borrower, the lenders from time to time party thereto (the “Lenders”), and Deutsche Bank AG New York., as administrative agent for the Lenders, as Collateral Agent and as [Second-Lien Collateral Agent][First-Lien Collateral Agent].

B.                                    Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement or the Guarantee and Collateral Agreement referred to therein, as applicable.

C.                                    The Grantors have entered into the Guarantee and Collateral Agreement in order to induce the Lenders to make Loans and the Issuing Banks to issue Letters of Credit.  Section 7.16 of the Guarantee and Collateral Agreement provides that certain additional Restricted Subsidiaries of the Borrower may become Subsidiary Guarantors and Grantors under the Guarantee and Collateral Agreement by execution and delivery of an instrument in the form of this Supplement.  The undersigned subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Guarantor and a Grantor under the Guarantee and Collateral Agreement in order to induce the Lenders to make additional Loans and the Issuing Banks to issue additional Letters of Credit as consideration for Loans previously made and Letters of Credit previously issued, to induce the Hedge Creditors to enter into and/or maintain Hedging Obligations and to induce the Cash Management Creditors to enter into and/or maintain Cash Management Obligations with one or more Loan Parties with one or more Loan Parties.

Accordingly, the Collateral Agent and the New Subsidiary agree as follows:

SECTION 1.  In accordance with Section 7.16 of the Guarantee and Collateral Agreement, the New Subsidiary by its signature below becomes a Grantor and Subsidiary Guarantor under the Guarantee and Collateral Agreement with the same force and effect as if originally named therein as a Grantor and Subsidiary Guarantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Guarantee and Collateral Agreement applicable to it as a Grantor and Subsidiary Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor and Subsidiary Guarantor thereunder are true and correct in all material respects on and as of the date hereof (for this purpose, as though references therein to the Closing Date or the Second Restatement Effective Date were to the date hereof).  In furtherance of the foregoing, the New Subsidiary, as security for the payment in full of the Obligations (as defined in the Guarantee and Collateral Agreement), does hereby (i) create and grant to the First-Lien Collateral Agent, its successors and permitted assigns, for the ratable benefit of the First-Lien Secured Parties, their permitted successors and permitted assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the First-Lien Collateral (as defined in the Guarantee and Collateral Agreement) of the New Subsidiary and (ii) create and grant to the Second-Lien Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Second-Lien Secured Parties, their permitted successors and permitted assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Second-Lien Collateral (as defined in the Guarantee and Collateral Agreement) of the New Subsidiary.  Each reference to a “Grantor” or a “Subsidiary Guarantor” in the Guarantee and Collateral Agreement shall be deemed to include the New Subsidiary.  The Guarantee and Collateral Agreement is hereby incorporated herein by reference.

SECTION 2.  The New Subsidiary represents and warrants to the Collateral Agents and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

SECTION 3.  This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Supplement shall become effective when the Collateral Agents shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Subsidiary and the Collateral Agents.  Delivery of an executed signature page to this Supplement by facsimile, pdf or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4.  The New Subsidiary hereby represents and warrants to the Collateral Agent and the Secured Parties that as of the date hereof (a) Schedule I attached hereto correctly sets forth (i) any and all Equity Interests and Pledged Debt Securities now owned by the New Subsidiary and (ii) any and all Intellectual Property now owned by the New Subsidiary and (b) set forth under its signature hereto, is the exact legal name (as such name appears on its certificate or articles of incorporation or formation) of the New Subsidiary and its jurisdiction of organization.

SECTION 5.  Except as expressly supplemented hereby, the Guarantee and Collateral Agreement shall remain in full force and effect.

2

SECTION 6.  THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF).

SECTION 7.  In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee and Collateral Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.  All communications and notices hereunder shall (except as otherwise expressly permitted by the Guarantee and Collateral Agreement or the Credit Agreement) be in writing and given as provided in Section 9.01 of the Credit Agreement.  All communications and notices hereunder to the New Subsidiary shall be given to it in care of the Borrower as provided in Section 9.01 of the Credit Agreement.

SECTION 9.  The New Subsidiary agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement as provided in Section 9.05 of the Credit Agreement.

3

IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Guarantee and Collateral Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY],

By:
Name:
Title:
Address:
Legal Name:
Jurisdiction of Formation:

DEUTSCHE BANK AG NEW YORK., as Collateral Agent,

By:
Name:
Title:

By:
Name:
Title

SCHEDULE I
to the Supplement to Guarantee
 and Collateral Agreement

Collateral of the New Subsidiary

EQUITY INTERESTS

Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interest	Percentage of Equity Interests

PLEDGED DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date

PLEDGED DEBT SECURITIES

[Follow format of Schedule III to the
Guarantee and Collateral Agreement.]